UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2021

CENTURY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CCS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2021, the Board of Directors (the “Board”) of Century Communities, Inc. (the “Company”) approved and adopted an amendment to the Company’s Bylaws, as amended (the “Bylaws”), to change the vote standard for the election of directors from a plurality to a majority of votes cast in uncontested elections and to make certain changes related to stockholder nominees (the “Bylaws Amendment”). The Bylaws Amendment became effective immediately upon its approval and adoption by the Board.

The Bylaws Amendment requires that, in uncontested elections, each nominee for director be elected only if the number of votes cast “for” a director nominee exceeds the number of votes cast “against” such director nominee. In contested elections, the vote standard will continue to be a plurality of votes cast.

The Bylaws Amendment also requires stockholder nominees to provide a statement as to whether such stockholder nominee would be in compliance if elected as a director of the Company and will comply with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company, including without limitation the new director resignation policy referred to below.

The foregoing summary of the Bylaws Amendment is qualified in its entirety by reference to the complete text of the Bylaws Amendment, as approved, adopted, and effective on February 3, 2021, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

In addition to the Bylaws Amendment, the Board approved a director resignation policy to be contained in the Company’s Corporate Governance Guidelines, which provides that any incumbent director who is not elected to the Board in accordance with the Bylaws shall promptly tender a written offer of resignation as a director. The Nominating and Corporate Governance Committee of the Board will recommend to the Board whether to accept or reject the director’s resignation offer or take other action, and the Board will take action with respect to the director’s resignation offer no later than 90 days following certification of the election results and will publicly disclose its decision regarding the director’s resignation offer, if applicable, promptly thereafter. Any director whose resignation offer is under consideration will abstain from participating in any decision regarding that resignation offer.  The amended Corporate Governance Guidelines are available in the “Investors—Corporate Governance—Governance Documents” section of the Company’s website located at www.centurycommunities.com. Information on the Company’s website is not incorporated by reference into, and does not constitute a part of, this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amendment to the Bylaws of Century Communities, Inc., as adopted and effective on February 3, 2021
104	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2021	CENTURY COMMUNITIES, INC.

	By:	/s/ Dale Francescon
Name:	Dale Francescon
Title:	Chairman and Co-Chief Executive Officer